Exhibit 99.1

Contacts:
Media	Investor Relations
Scott Sayres	Mark Macaluso
(480) 257-5921	(973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL ANNOUNCES DETERMINATION OF PRICING TERMS OF PRIVATE EXCHANGE OFFERS FOR FOUR SERIES OF NOTES

MORRIS PLAINS, N.J., November 3, 2017 – Honeywell International Inc. (“Honeywell”) (NYSE: HON) today announced the determination of the pricing terms of its previously announced four separate private offers to exchange any and all of its outstanding notes listed below (the “Existing Notes”) for a combination of newly issued debt securities of Honeywell and cash (the “Exchange Offers”). The Exchange Offers are being conducted subject to the terms and subject to the conditions set forth in the Offering Memorandum dated October 23, 2017 and the accompanying eligibility letter (the “Exchange Offer Documents”).

The pricing terms were determined as of 2:00 p.m., New York City time, today, November 3, 2017 (the “Price Determination Time”) in accordance with the terms of the Exchange Offer Documents.

On the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders (as defined below) who validly tender Existing Notes at or prior to 5:00 p.m., New York City time, today, November 3, 2017, (the “Early Participation Deadline”), and do not validly withdraw such tendered Existing Notes at or prior to 5:00 p.m., New York City time, today, November 3, 2017, (the “Withdrawal Deadline”), will receive, on the Settlement Date, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and cash with an aggregate value equal to the Total Exchange Price as set forth in the table below and determined in accordance with the Offering Memorandum.

The “Settlement Date” with respect to an Exchange Offer is expected to be the second business day immediately following the Expiration Time (as defined below), or November 21, 2017.

Pricing Information – Total Exchange Price

						Composition of Total Exchange Price
CUSIP	Title of Security	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Principal Amount of New Notes	Cash Component(1)	Total Exchange Price(2)(3)
438506AS6	6.625% Debentures due 2028(4)	$215,715,000	2.25% due 8/15/27	PX1	+75	$1,000	$316.80	$1,316.80
438516AR7	5.70% Senior Notes due 2036	$550,000,000	3.00% due 5/15/47	PX1	+65	$1,000	$301.65	$1,301.65
438516AT3	5.70% Senior Notes due 2037	$600,000,000	3.00% due 5/15/47	PX1	+65	$1,000	$313.28	$1,313.28
438516BB1	5.375% Senior Notes due 2041	$600,000,000	3.00% due 5/15/47	PX1	+75	$1,000	$285.17	$1,285.17

(1)	Represents the amount of the Total Exchange Price that exceeds $1,000 per $1,000 principal amount of the relevant series of validly tendered Existing Notes.
(2)	Per $1,000 principal amount of validly tendered Existing Notes accepted for exchange.
(3)	Includes an early participation premium of $30 for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn (the “Early Participation Premium”).
(4)	This series of Existing Notes was originally issued by Honeywell Inc., a predecessor to Honeywell International Inc.

The New Notes will mature on November 21, 2047 and will accrue interest from the Settlement Date at a rate per annum of 3.812%.

On the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders who validly tender Existing Notes after the Early Participation Deadline, but at or prior to the Expiration Time, will receive, on the Settlement Date, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and cash with an aggregate value equal to the Total Exchange Price less the Early Participation Premium (the “Exchange Price”).

In addition to the Total Exchange Price or Exchange Price, as applicable, Eligible Holders whose Existing Notes are accepted for exchange will receive a cash payment representing (i) the accrued and unpaid interest to, but not including, the Settlement Date, and (ii) amounts due in lieu of any fractional amounts of New Notes.

The Exchange Offers will each expire at 11:59 p.m., New York City time, on November 17, 2017 (as the same may be extended with respect to each Exchange Offer, the “Expiration Time”). Honeywell’s obligation to accept any series of Existing Notes tendered in the Exchange Offers is subject to the satisfaction of certain conditions applicable to the Exchange Offer for such series, as well as the Minimum Issue Requirement, as described in the Offering Memorandum and Honeywell’s launch press release dated October 23, 2017.

Only holders who have duly completed and submitted an eligibility letter (which may be found at http://gbsc-usa.com/eligibility/honeywell) will be authorized to receive the Offering Memorandum and participate in the Exchange Offers (“Eligible Holders”). The eligibility letters will include certifications that the holders are either (1) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States who are (i) not acting for the account or benefit of a U.S. person, (ii) “non-U.S. qualified offerees” (as defined in the Exchange Offer Documents), and (iii) not resident in Canada.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Honeywell will enter into a registration rights agreement with respect to the New Notes.

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

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If Honeywell terminates any Exchange Offer with respect to one or more series of Existing Notes, it will give prompt notice to the Exchange Agent and all Existing Notes tendered pursuant to such terminated Exchange Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Existing Notes blocked in DTC will be released.

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Existing Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offers before the deadlines specified herein and in the Exchange Offer Documents. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Exchange Offer Documents.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Existing Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents. The Exchange Offers are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Honeywell by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In any European Economic Area Member State (a “Member State”) that has implemented Directive 2003/71/EC (such Directive and amendments thereto, including Directive 2010/73/EU together with any applicable implementing measures in the relevant home Member State, the “Prospectus Directive”), this communication is only addressed to and directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This communication is only being distributed to and only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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Cautionary Statement Regarding Forward-Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this news release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as our ability to effect the previously announced proposed separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the previously announced proposed separations. We identify the principal risks and uncertainties that affect our performance in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.